Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statements (Form S-3 No. 333-254195) of Illumina, Inc.;
(2)Registration Statements (Form S-8 No. 333-206215) of Illumina, Inc.;

of our reports dated February 18, 2022, with respect to the consolidated financial statements of Illumina, Inc. and the effectiveness of internal control over financial reporting of Illumina, Inc. included in this Annual Report (Form 10-K) of Illumina, Inc. for the year ended January 2, 2022.

/s/ ERNST & YOUNG LLP

San Diego, California
February 18, 2022